Exhibit 2.3
AMENDMENT NO. 3
TO THE
AGREEMENT AND PLAN OF MERGER
AND
ARRANGEMENT AGREEMENT
Among
TRIZEC PROPERTIES, INC.
TRIZEC HOLDINGS OPERATING LLC,
TRIZEC CANADA INC.,
GRACE HOLDINGS LLC,
GRACE ACQUISITION CORPORATION
GRACE OP LLC
and
4162862 CANADA LIMITED
Dated as of August 7, 2006

          THIS AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT, dated as of August 7, 2006 (this “Amendment”), is entered into by and among Trizec Properties, Inc., a Delaware corporation (“Trizec”), Trizec Holdings Operating LLC, a Delaware limited liability company (the “Operating Company”, and together with Trizec, the “Trizec Parties”), Trizec Canada Inc., a Canadian corporation (“TZ Canada”), Grace Holdings LLC, a Delaware limited liability company (“Parent”), Grace Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), Grace OP LLC, a Delaware limited liability company (“Merger Operating Company”), 4162862 Canada Limited, a Canadian corporation and an affiliate of Parent (“AcquisitionCo,” and together with Parent, MergerCo and Merger Operating Company, the “Buyer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger and Arrangement Agreement, dated as of June 5, 2006, by and among the Trizec Parties, TZ Canada, and the Buyer Parties (the “Merger Agreement”).
          WHEREAS, the parties have previously amended the Merger Agreement pursuant to Amendment No. 1 to the Merger Agreement, dated as of July 20, 2006 (“Amendment No. 1”), and Amendment No. 2 to the Merger Agreement, dated as of August 2, 2006 (“Amendment No. 2”);
          WHEREAS, the parties have agreed to further amend the Merger Agreement to provide for the various matters set forth herein; and
          WHEREAS, the Board of Directors of Trizec, the Board of Directors of TZ Canada, and the board of directors or other governing body of each of the Buyer Parties have each approved the amendments of the Merger Agreement set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          11. Amendment to Exhibit F (Surviving Corporation Charter). Exhibit F to the Merger Agreement hereby is replaced in its entirety with Annex 1 attached hereto
          12. Amendment of Section 2.01. Section 2.01(b) of the Merger Agreement hereby is replaced in its entirety with the following:
               “(b) Subject to the terms and conditions of this Agreement, pursuant to the Plan of Arrangement and in accordance with the CBCA, at the Plan of Arrangement Effective Time, TZ Canada will effect the Arrangement pursuant to which, among other things, all of the outstanding shares of TZ Canada will be acquired in the manner set forth in the Plan of Arrangement.”
          13. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.

          14. Except as amended hereby, the Merger Agreement, as amended by Amendment No. 1 and Amendment No. 2, shall remain in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

          IN WITNESS WHEREOF, the Buyer Parties, the Trizec Parties and TZ Canada have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRACE HOLDINGS LLC

By	/s/	G. Mark Brown

	Name:	G. Mark Brown
	Title:	Senior Vice President, Finance

GRACE ACQUISITION CORPORATION

By	/s/	G. Mark Brown

	Name:	G. Mark Brown
	Title:	Senior Vice President, Finance

GRACE OP LLC

By	/s/	G. Mark Brown

	Name:	G. Mark Brown
	Title:	Senior Vice President, Finance

4162862 CANADA LIMITED

By	/s/	G. Mark Brown

	Name:	G. Mark Brown
	Title:	Senior Vice President, Finance
[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]

TRIZEC PROPERTIES, INC.

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President & Chief Financial Officer

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President & Chief Financial Officer

TRIZEC CANADA INC.

By	/s/	Robert B. Wickham

	Name:	Robert B. Wickham
	Title:	President

By	/s/	Colin J. Chapin

	Name:	Colin J. Chapin
	Title:	Senior Vice President, Chief Financial Officer & Corporate Secretary
[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]